Exhibit 99.1

Additional Signature Page

This statement on Form 4 is filed by each of the undersigned Reporting Persons. The principal business address of each of the Reporting Persons other than STORE Holding Company, LLC is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.  The principal business address of STORE Holding Company, LLC is 8501 East Princess Drive, Suite 190, Scottsdale, Arizona 85255.

Name of Designated Filer:  STORE Holding Company, LLC

Date of Event Requiring Statement:  February 1, 2016

Issuer Name and Ticker or Trading Symbol:  STORE CAPITAL CORPORATION [STOR]

Date:  February 1, 2016

STORE HOLDING COMPANY, LLC

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Title: EVP-General Counsel, Chief Compliance Officer, Secretary & Asst. Treasurer

OCM STR HOLDINGS, L.P.

By: OCM FIE, LLC, its general partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OCM STR HOLDINGS II, L.P.

By: OCM FIE, LLC, its general partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OCM FIE, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President